UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 31, 2014 (October 22, 2014)

ALCOA INC.

(Exact name of Registrant as specified in its charter)

Pennsylvania	1-3610	25-0317820
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

390 Park Avenue, New York, New York	10022-4608
(Address of Principal Executive Offices)	(Zip Code)

Office of Investor Relations 212-836-2674 Office of the Secretary 212-836-2732
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.      Other Events.

On October 22, 2014, the United States District Court for the Western District of Pennsylvania issued an order preliminarily approving a proposed global settlement by and among Alcoa Inc., the plaintiffs, and all named individual defendants with the exception of Victor Dahdaleh, David Debney, and David B. Dabney that will resolve three pending shareholder derivative actions: Rubery v. Kleinfeld, Case No. 2:12-cv-00844, pending in the United States District Court for the Western District of Pennsylvania, and Teamsters Local #500 Severance Fund and Southeastern Pennsylvania Transportation Authority v. Belda, Case No. GD-08-014664, and Philadelphia Gas Works Retirement Fund v. Alcoa, Inc., Case No. GD-09-018679, both pending in the Court of Common Pleas of Allegheny County.

A hearing to determine whether the court should issue an order of final approval of the settlement has been scheduled for January 20, 2015, at 1:00 p.m. in Courtroom 3B at the United States Courthouse for the Western District of Pennsylvania, 700 Grant Street, Pittsburgh, Pennsylvania 15219 (the “Settlement Hearing”). Pursuant to the court’s order, any objections to the settlement must be filed in writing with the court by no later than fourteen (14) calendar days prior to the Settlement Hearing.

Additional information concerning the terms of the proposed settlement, the January 20, 2015 Settlement Hearing, and the requirements for objections can be found in the Notice of Pendency and Proposed Settlement of Stockholder Derivative Actions, attached hereto as Exhibit 99.1. Also, attached as Exhibit 99.2 are the Stipulation of Settlement and Exhibit A thereto. This Form 8-K and the attachments are available on Alcoa’s website at http://www.alcoa.com/usa/en/news/news_releases.asp.

Item 9.01.      Financial Statements and Exhibits.

(d)	Exhibits.

The following are filed as exhibits to this report:

99.1	Notice of Pendency and Proposed Settlement of Stockholder Derivative Actions

99.2	Stipulation of Settlement with Exhibit A thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALCOA INC.

By:	/s/ Audrey Strauss
Audrey Strauss
Executive Vice President, Chief Legal Officer and Secretary

Dated: October 31, 2014

EXHIBIT INDEX

Exhibit No.	Description

99.1	Notice of Pendency and Proposed Settlement of Stockholder Derivative Actions

99.2	Stipulation of Settlement with Exhibit A thereto

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